UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2012, Comstock Mining Inc. (the “Company”) announced the election of Daniel W. Kappes as a director of the Company effective as of April 2, 2012.

Mr. Kappes, age 67, is a founder and the President of Kappes, Cassiday & Associates (KCA). KCA has provided extractive metallurgical services to the international mining industry since 1972, specializing in all aspects of heap leach and cyanide processing, including laboratory testing, project feasibility studies, engineering design, construction, and operations management. KCA has pioneered many of the techniques now employed in heap leaching, and for the past several years has expanded into the design of agitated leach plants and other metallurgical processes. Mr. Kappes is a recognized authority on gold and silver metals heap leaching. In addition to providing engineering and design work on numerous projects, he has directed laboratory and field tests on several projects that have subsequently become major precious metal mines. Mr. Kappes previously served on the board of directors of ECU Silver Mining Inc. prior to its merger with Golden Minerals Company.

Mr. Kappes graduated from the Colorado School of Mines with an Engineer of Mines Degree and the University of Nevada’s Mackay School of Mines with a Masters Degree in Mining Engineering. Mr. Kappes is and has served as a “Qualified Person” under National Instrument 43-101 and has also presented several technical papers on precious metals heap leaching in his career. He is a registered Professional Mining and Metallurgical Engineer in Nevada, and was named Alumnus of the Year at Mackay in 1995.

Mr. Kappes will be eligible to receive all of the compensation and benefits provided for non-employee directors, including those described in Annex A to the Company’s Compensation Committee charter.

The Company is currently in the process of negotiating the proposed acquisition of a metallurgical laboratory from KCA, the value of which exceeds $120,000.

Effective as of April 2, 2012, Scott H. Jolcover has resigned from the Company’s board of directors. Mr. Jolcover has agreed to join the staff of the Company assuming the role of Director of Business Development.

The press release announcing the changes to the board of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: April 4, 2012	By:	/s/ Corrado DeGasperis
Name: Corrado DeGasperis
Title: President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release